Exhibit 3.3

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“UNWIRED PLANET, INC.”, A DELAWARE CORPORATION,

WITH AND INTO “OPENWAVE SYSTEMS INC.” UNDER THE NAME OF “UNWIRED PLANET, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF APRIL, A.D. 2012, AT 2:28 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2012, AT 11:59 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2460829 8100M	Jeffrey W. Bullock, Secretary of State
120484041	AUTHEN TICATION: 9539090
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 04-30-12

State of Delaware
Secretary of State
Division of
Corporations
Delivered 02:28 PM 04/27/2012
FILED 02:28 PM 04/27/2012
SRV 120484041 - 2460829 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

UNWIRED PLANET, INC.

WITH AND INTO OPENWAVE SYSTEMS INC.

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

OPENWAVE SYSTEMS INC., a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of UNWIRED PLANET, INC., a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving corporation under the name of UNWIRED PLANET, INC.:

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

THIRD: The Board of Directors of the Company, by the following resolutions duly, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

WHEREAS, the Company desires to change its name to Unwired Planet, Inc. pursuant to Section 253(b) of the General Corporation Law (the “Name Change”);

WHEREAS, in order to effect the Name Change, the Company desires to incorporate a corporation named Unwired Planet, Inc. (the “Subsidiary”) under the General Corporation Law and to acquire one (1) share of Common Stock, par value of $0.01 per share, of the Subsidiary (collectively, the “Incorporation”);

WHEREAS, following the effectiveness of the Incorporation, the Company will own all of the outstanding shares of the capital stock of the Subsidiary; and

WHEREAS, in order to effect the Name Change the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company (the “Merger”) pursuant to Section 253 of the General Corporation following the effectiveness of the Incorporation.

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that the Incorporation is hereby authorized and approved in all respects; and it is further

RESOLVED, that following the Incorporation, the Company is hereby authorized to effect the Name Change by merging the Subsidiary with and into the Company pursuant to Section 253 of the General Corporation Law; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) shall remain unchanged and continue to remain outstanding as one share of Common Stock, held by the person who was the holder of such share of Common Stock immediately prior to the Merger; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock, par value $0.01 per share, of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and it is further

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article FIRST thereof shall be amended to read in its entirety as follows:

“FIRST: The name of the Corporation is UNWIRED PLANET, INC.”

RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to do all acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Name Change, the Incorporation and the Merger; and it is further

RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed, following the effectiveness of the Incorporation, to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of consummating the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

FOURTH: The Company shall be the surviving corporation of the Merger.

FIFTH: The certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

Article I

The name of the corporation is Unwired Planet, Inc.

SIXTH: This Certificate of Ownership and Merger and the merger provided for herein shall be effective on April 28, 2012 at 11:59 p.m. Eastern Time.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 27th day of April, 2012.

OPENWAVE SYSTEMS INC.

By:	/s/ Anne Brennan
Name:	Anne K. Brennan
Office:	Chief Financial Officer